Exhibit 24.1
POWER OF ATTORNEY

Each of the undersigned directors and officers of DELUXE CORPORATION, a Minnesota corporation, hereby constitutes and appoints Lee Schram and Terry D. Peterson their true and lawful attorneys-in-fact, and each of them, with full power to act without the other, to sign the Company's annual report on Form 10-K for the year ended December 31, 2013, and any and all amendments to such report, and to file the same and any such amendment, with any exhibits, and any other documents required in connection with such filing, with the Securities and Exchange Commission under the provisions of the Securities Exchange Act of 1934.

Date

/s/ Lee Schram	2/26/2014
Lee Schram, Chief Executive Officer and
Director (principal executive officer)

/s/ Terry D. Peterson	2/26/2014
Terry D. Peterson, Senior Vice President, Chief
Financial Officer (principal financial officer)

/s/ Jeffrey J. Bata	2/26/2014
Jeffrey J. Bata, Vice President, Controller and
Chief Accounting Officer (principal accounting officer)

/s/ Ronald C. Baldwin	2/26/2014
Ronald C. Baldwin, Director

/s/ Charles A. Haggerty	2/26/2014
Charles A. Haggerty, Director

/s/ Don. J. McGrath	2/26/2014
Don J. McGrath, Director

/s/ Cheryl Mayberry McKissack	2/26/2014
Cheryl Mayberry McKissack, Director

/s/ Neil J. Metviner	2/26/2014
Neil J. Metviner, Director

/s/ Stephen P. Nachtsheim	2/26/2014
Stephen P. Nachtsheim, Director

/s/ Mary Ann O'Dwyer	2/26/2014
Mary Ann O'Dwyer, Director

/s/ Thomas J. Reddin	2/26/2014
Thomas J. Reddin, Director

/s/ Martyn R. Redgrave	2/26/2014
Martyn R. Redgrave, Director